Exhibit 99.2

Eyenovia, Inc. Prices Public Offering of Common Stock

NEW YORK, NY – July 11, 2019 – Eyenovia, Inc. (NASDAQ: EYEN), a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print technology, today announced the pricing of an underwritten public offering of 4,388,490 shares of its common stock at a price to the public of $2.78 per share. In addition, Eyenovia has granted the underwriters a 30-day option to purchase up to 658,273 additional shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on July 15, 2019, subject to customary closing conditions.

The gross proceeds to Eyenovia from the public offering, before deducting underwriting discounts and commissions and offering expenses payable by Eyenovia, are expected to be approximately $12.2 million. Eyenovia intends to use the net proceeds from the public offering, together with other available funds, for the MicroProst and MicroPine clinical studies and for working capital and general corporate purposes.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the offering. Ladenburg Thalmann & Co. Inc. is acting as the lead manager for the offering. National Securities Corporation is acting as the co-manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-229365) that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 12, 2019. A preliminary prospectus supplement related to the offering has been filed with the SEC and a final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website, located at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY, 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eyenovia, Inc.

Eyenovia, Inc. (NASDAQ: EYEN) is a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print technology. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for mydriasis, myopia progression, glaucoma and other eye diseases.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things, the Company’s expectations regarding the closing of the public offering, its anticipated use of net proceeds from the public offering, its need to raise additional capital even after this financing, and other risks and uncertainties described in Eyenovia’s filings with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Company Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenoviabio.com

Investor Contact:

The Ruth Group

Tram Bui / Alexander Lobo

Phone: 646-536-7035/7037

tbui@theruthgroup.com / alobo@theruthgroup.com

Media Contact:

The Ruth Group

Kirsten Thomas

508-280-6592

kthomas@theruthgroup.com